EXHIBIT 21

Subsidiaries of the Registrant (1), (2) and (3)

AT DECEMBER 31, 2002

	Percentage of Voting Securities Owned Directly or Indirectly by Registrant	State or Country of Organization
Aera Energy LLC (5)	48.2	California
Al-Jubail Petrochemical Company (4) (5)	50	Saudi Arabia
Ampolex (CEPU) Pte Ltd	100	Singapore
Ancon Insurance Company, Inc.	100	Vermont
BEB Erdgas und Erdoel GmbH (4) (5)	50	Germany
Cameroon Oil Transportation Company S.A. (5)	49.46	Cameroon
Caspian Pipeline Consortium (5)	7.5	Russia/Kazakhstan
Castle Peak Power Company Limited (5)	60	Hong Kong
Chalmette Refining, LLC (4) (5)	50	Delaware
CMD Partnership, L.P.	100	Delaware
Delhi Petroleum Pty. Ltd.	100	Australia
Esso Australia Resources Pty Ltd	100	Australia
Esso Austria GmbH	100	Austria
Esso Brasileira de Petroleo Limitada	100	Brazil
Esso Capital B.V.	100	Netherlands
Esso Chile Petrolera Limitada	100	Chile
ESSO Deutschland GmbH	100	Germany
Esso Espanola, S. L.	100	Spain
Esso Exploration and Production Angola (Block 33) Limited	100	Bahamas
Esso Exploration and Production Chad Inc.	100	Delaware
Esso Exploration and Production Nigeria (Deepwater) Limited	100	Nigeria
Esso Exploration and Production Nigeria Limited	100	Nigeria
Esso Exploration and Production Norway AS	100	Norway
Esso Exploration and Production UK Limited	100	England
Esso Exploration Angola (Block 15) Limited	100	Bahamas
Esso Exploration Angola (Block 17) Limited	100	Bahamas
Esso Holding Company Singapore Limited	100	Bahamas
Esso Ireland Limited	100	Ireland
Esso Italiana S.r.l.	100	Italy
Esso Malaysia Berhad	65	Malaysia
Esso Natuna Ltd.	100	Bahamas
Esso Nederland B.V.	100	Netherlands
Esso Norge AS	100	Norway
Esso Petrolera Argentina Sociedad de Responsabilidad Limitada	100	Argentina
Esso Petroleum Company, Limited	100	England
Esso Pipeline Investments Limited	100	Bahamas
Esso Schweiz GmbH	100	Switzerland
Esso Societe Anonyme Francaise	81.548	France
Esso Standard Oil Company (Puerto Rico)	100	Puerto Rico
Esso (Thailand) Public Company Limited	87.5	Thailand
Esso Trading Company of Abu Dhabi	100	Delaware
Exxon Azerbaijan Limited	100	Bahamas
Exxon Capital Corporation	100	New Jersey
Exxon Chemical Arabia Inc.	100	Delaware
Exxon Chemical Asset Management Partnership	87.75	Delaware

	Percentage of Voting Securities Owned Directly or Indirectly by Registrant	State or Country of Organization
Exxon Luxembourg Holdings LLC	100	Delaware
Exxon Mobile Bay Limited Partnership	88.69	Delaware
Exxon Neftegas Limited	100	Bahamas
Exxon Overseas Corporation	100	Delaware
Exxon Overseas Investment Corporation	100	Delaware
Exxon Yemen Inc.	100	Delaware
ExxonMobil Alaska Production Inc.	100	Delaware
ExxonMobil Asia Pacific Pte. Ltd.	100	Singapore
ExxonMobil Aviation International Limited	100	England
ExxonMobil Canada Ltd.	100	Canada
ExxonMobil Central Europe Holding GmbH	100	Germany
ExxonMobil Chemical Films Europe, Inc.	100	Delaware
ExxonMobil Chemical France S.A.R.L.	99.77	France
ExxonMobil Chemical Holland B.V.	100	Netherlands
ExxonMobil Chemical Holland LLC	100	Delaware
ExxonMobil Chemical Limited	100	England
ExxonMobil Chemical Olefins Inc.	100	Delaware
ExxonMobil Chemical Operations Private Limited	100	Singapore
ExxonMobil Chemical Polymeres SNC	99.77	France
ExxonMobil de Colombia S.A.	99.03	Colombia
ExxonMobil Egypt (S.A.E.)	100	Egypt
ExxonMobil Energy Limited	100	Hong Kong
ExxonMobil Exploration and Production Malaysia Inc.	100	Delaware
ExxonMobil Far East Holdings Ltd.	100	Bahamas
ExxonMobil Finance B.V.	100	Netherlands
ExxonMobil Gas Marketing Europe Limited	100	England
ExxonMobil Global Services Company	100	Delaware
ExxonMobil Holding Company Holland LLC	100	Delaware
ExxonMobil Hong Kong Limited	100	Hong Kong
ExxonMobil International Holdings Inc.	100	Delaware
ExxonMobil International Services, SARL	100	Luxembourg
ExxonMobil Kazakhstan Inc.	100	Bahamas
ExxonMobil Kazakhstan Ventures Inc.	100	Delaware
ExxonMobil Luxembourg UK, SARL	100	Luxembourg
ExxonMobil Malaysia Sdn Bhd	100	Malaysia
ExxonMobil Marine Limited	100	England
ExxonMobil Mediterranea S.R.L.	100	Italy
ExxonMobil Oil Corporation	100	New York
ExxonMobil Oil Indonesia Inc.	100	Delaware
ExxonMobil Petroleum & Chemical	100	Belgium
ExxonMobil Pipeline Company	100	Delaware
ExxonMobil Qatargas Inc.	100	Delaware
ExxonMobil Rasgas Inc.	100	Delaware
ExxonMobil Sales and Supply Corporation	100	Delaware
ExxonMobil Yugen Kaisha	100	Japan

	Percentage of Voting Securities Owned Directly or Indirectly by Registrant	State or Country of Organization
Fina Antwerp Olefins N.V. (5)	35	Belgium
Imperial Oil Limited	69.6	Canada
Infineum USA L.P. (4) (5)	50	Delaware
Kyokuto Sekiyu Kogyo Kabushiki Kaisha (4) (5)	50	Japan
Mineraloelraffinerie Oberrhein GmbH & Co. KG (5)	25	Germany
Mobil Argentina S.A.	100	Argentina
Mobil Australia Resources Company Pty Limited	100	Australia
Mobil California Exploration & Producing Asset Company	100	Delaware
Mobil Caspian Pipeline Company	100	Delaware
Mobil Cerro Negro, Ltd.	100	Bahamas
Mobil Corporation	100	Delaware
Mobil Equatorial Guinea Inc.	100	Delaware
Mobil Erdgas-Erdoel GmbH	99.999	Germany
Mobil Exploration and Development Argentina Inc.	100	Delaware
Mobil Exploration & Producing Australia Pty Ltd	100	Australia
Mobil Exploration and Producing North America Inc.	100	Nevada
Mobil Exploration Indonesia Inc.	100	Delaware
Mobil Exploration Norway Inc.	100	Delaware
Mobil Fairfax Inc.	100	Delaware
Mobil International Finance Corporation	100	Delaware
Mobil North Sea Limited	100	Delaware
Mobil Oil Australia Pty Ltd	100	Australia
Mobil Oil Exploration & Producing Southeast Inc.	100	Delaware
Mobil Oil Francaise	99.986	France
Mobil Oil New Zealand Limited	100	New Zealand
Mobil Oil Nigeria Public Limited Company	60	Nigeria
Mobil Pase Inc.	100	Delaware
Mobil Producing Nigeria Unlimited	100	Nigeria
Mobil Producing Texas & New Mexico Inc.	100	Delaware
Mobil Refining Australia Pty Ltd	100	Australia
Mobil Yanbu Petrochemical Company Inc.	100	Delaware
Mobil Yanbu Refining Company Inc.	100	Delaware
Nansei Sekiyu Kabushiki Kaisha (5)	43.77	Japan
Nederlandse Aardolie Maatschappij B.V. (4) (5)	50	Netherlands
oy Esso ab	100	Finland
Paxon Polymer Company, L.P. II	92.84	Delaware
Qatar Liquefied Gas Company Limited (5)	10	Qatar
Ras Laffan Liquefied Natural Gas Company Limited (5)	26.5	Qatar
Ras Laffan Liquefied Natural Gas Company Limited (II) (5)	29.999	Qatar
Saudi Aramco Mobil Refinery Company Ltd. (4) (5)	50	Saudi Arabia
Saudi Yanbu Petrochemical Co. (4) (5)	50	Saudi Arabia
Schubert Beteiligungs-GmbH	72.999	Germany
SeaRiver Maritime Financial Holdings, Inc.	100	Delaware
SeaRiver Maritime, Inc.	100	Delaware
Societa per Azioni Raffineria Padana Olii Minerali-SARPOM	74.21	Italy
Standard Marine Tonsberg AS	100	Norway

	Percentage of Voting Securities Owned Directly or Indirectly by Registrant	State or Country of Organization
Superior Oil (U.K.) Limited	100	England
Tengizchevroil (5)	25	Kazakhstan
TonenGeneral Sekiyu K.K.	50.021	Japan
Tonen Kagaku K.K.	50.021	Japan

NOTES:

(1)	For the purposes of this list, if the registrant owns directly or indirectly approximately 50 percent of the voting securities of any person and approximately 50 percent of the voting securities of such person is owned directly or indirectly by another interest, or if the registrant includes its share of net income of any other unconsolidated person in consolidated net income, such person is deemed to be a subsidiary.
(2)	With respect to certain companies, shares in names of nominees and qualifying shares in names of directors are included in the above percentages.
(3)	The names of other subsidiaries have been omitted from the above list since considered in the aggregate, they would not constitute a significant subsidiary under Securities and Exchange Commission Regulation S-X, Rule 1-02(w).
(4)	The registrant owns directly or indirectly approximately 50 percent of the securities of this person and approximately 50 percent of the voting securities of this person is owned directly or indirectly by another single interest.
(5)	The investment in this unconsolidated person is represented by the registrant’s percentage interest in the underlying net assets of such person. The accounting for these unconsolidated persons is referred to as the equity method of accounting.

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